BGSF, Inc. Announces Additional Information Regarding Pending Special Cash Dividend of $2.00 Per Share

PLANO, TX / ACCESS Newswire / September 16, 2025 – BGSF, Inc. (NYSE: BGSF), (“BGSF” or “the Company”), a leading provider of workforce solutions for the specialized property management industry, today announced additional information regarding the previously announced pending special cash dividend of $2.00 per share of the Company’s common stock, par value $0.01 per share (“Common Stock”), payable on September 30, 2025 to the holders of record of all of the issued and outstanding shares of Common Stock as of the close of business on September 23, 2025.

Because the payment of the special cash dividend represents more than 25% of the trading price of the Common Stock, NYSE has advised the Company that its common shares will trade with “due bills” representing an assignment of the right to receive the special cash dividend from the record date of September 23, 2025 through the closing of trading on NYSE on September 30, 2025, which is the payment date and the last day of trading before the October 1, 2025 ex-dividend date (this period of time representing the “Dividend Right Period”).

Shareholders who sell their Common Stock during the Dividend Right Period will be selling their right to the special cash dividend, and such shareholders will not be entitled to receive the special cash dividend. Due bills obligate a seller of Common Stock to deliver the special cash dividend payable on such Common Stock to the buyer (the “Dividend Right”). The record date of September 23, 2025 will be used as the date for establishing the due bill tracking of the Dividend Right to the holder of Common Stock.

Due bill obligations are customarily settled between the brokers representing the buyers and the sellers of shares. The Company has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of the Common Stock should consult their brokers before trading to be sure they understand the effect of NYSE’s due bill procedures.

About BGSF

BGSF provides best-in-class property management resources and solutions to growing apartment and luxury communities, as well as commercial properties, and was awarded Supplier Company of the Year by the National Apartment Association in recent years. Through its exclusive and semi-exclusive agreements with some of the largest property management companies in North America, BGSF offers differentiated advantages to clients, including trained talent and unique technological platforms that maximize efficiencies in the growing residential and commercial leased property industries. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our Board of Directors or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including, among other things, risks relating to volatility and uncertainty in the capital markets, as well as risks and uncertainties listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “anticipates,” “believes,”

“plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” “prospects,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACTS:

Steven Hooser or Sandy Martin
Three Part Advisors
IR@BGSF.com 214.872.2710 or 214.616.2207

SOURCE: BGSF, INC.